EXHIBIT 23

               Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement of Citation Corporation and subsidiaries on Form S-8 of our report dated November 19, 1996, on our audits of the consolidated financial statements of Citation Corporation and subsidiaries as of September 29, 1996 and October 1, 1995, and for the years ended September 29, 1996, October 1, 1995, and October 2, 1994, which report is included in the Annual Report on Form 10-K for the fiscal year ended September 29, 1996.

We consent to the incorporation by reference in this registration statement of Citation Corporation and subsidiaries on Form S-8 of our report dated November 13, 1995, on our audits of the consolidated financial statements of Citation Corporation and subsidiaries as of October 1, 1995 and October 2, 1994, and for the years ended October 1, 1995, October 2, 1994 and October 3, 1993, which report is included in the Annual Report on Form 10-K for the fiscal year ended October 1, 1995.

We consent to the incorporation by reference in this registration statement of Citation Corporation and subsidiaries on Form S-8 of our report dated August 1, 1995, on our audits of the consolidated financial statements of Citation Corporation and subsidiaries as of July 2, 1995, October 2, 1994, and October 3, 1993, and for the nine-month period ended July 2, 1995 and the years ended October 2, 1994, October 3, 1993 and September 27, 1992, which report is included in the Form S-3 (File No. 33-95428).

We consent to the incorporation by reference in this registration statement of Citation Corporation on Form S-8 of our report dated December 13, 1993, except for Notes 6 and 13, as to which the dates are May 13, 1994 and July 1, 1994, respectively, on our audits of the financial statements of Citation Corporation as of October 3, 1993 and September 27, 1992, and for the years ended October 3, 1993, September 27, 1992, and September 29, 1991, which report is included in the Form S-1 (File No. 33-79804).






Birmingham, Alabama
March 27, 1997